UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 8, 2008

                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)

         New York                       1-7657                  13-4922250
----------------------------   ------------------------     -------------------
(State or other jurisdiction   (Commission File Number)    (IRS Employer
of incorporation                                            Identification No.)
or organization)

200 Vesey Street, World Financial Center
New York, New York                                                10285
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(Address of principal executive offices)                       (Zip Code)

      Registrant's telephone number, including area code: (212) 640-2000

              ---------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

| | Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE

On December 9, 2008, American Express Company (the "Company") and Delta Air Lines ("Delta") issued a joint press release announcing that they had agreed to an extension of the companies' exclusive co-brand credit card partnerships and the companies' other partnership arrangements, including American Express Membership Rewards, merchant acceptance and travel. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the extension of its arrangements with Delta, the Company expects to record a pre-tax charge of approximately $100 million (approximately $62 million after-tax) for the three months ending December 31, 2008. This reflects an increase in the Company's Membership Rewards balance sheet reserve to reflect the estimated impact of an increase in the cost per point that the Company will pay to Delta for previously-earned points that are expected to be redeemed through the Delta SkyMiles program.

In addition, in light of recent conditions in the financial markets, the Company is providing the following update regarding its liquidity and capital resources from the information reported in the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2008 (the "2008 Q3 Form 10-Q"):

As previously disclosed, on October 3, 2008, the Company's subsidiaries, American Express Centurion Bank ("AECB") and American Express Bank, FSB ("AEBFSB" and together with "AECB", the "Banks"), received approval to borrow from the Federal Reserve Bank of San Francisco (the "FRBSF") (i.e., access to the Federal Reserve Bank discount window), subject to the discretion of the FRBSF and the amount of receivables pledged as qualifying collateral. The Federal Reserve previously indicated that credit card receivables are a form of qualifying collateral for secured borrowings made through the discount window or its Term Auction Facility (TAF) program.

More recently, the Federal Reserve has indicated that charge card receivables are also a form of qualifying collateral. The Banks' access to the discount window, subject to the discretion of the FRBSF, provides them with an additional source of contingent liquidity, if needed.

As previously disclosed, in October 2008 the Federal Deposit Insurance Corporation (the "FDIC") established the Temporary Liquidity Guarantee Program (the "TLGP") to, among other things, temporarily guarantee newly-issued senior unsecured debt of eligible entities, including insured banks. Under the TLGP, certain newly-issued senior unsecured debt issued on or before June 30, 2009, is eligible for an FDIC guarantee of the timely payment of interest and principal in the event of a payment default. The guarantee is limited to June 30, 2012, even if the maturity of covered debt exceeds that date.


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
In December 2008, the Banks completed the process pursuant to which they elected to participate in the TLGP. Based on a clarification by the FDIC of the rules governing the TLGP, the Company believes that the Banks, as FDIC depository institutions, could issue up to an aggregate $13.3 billion of senior unsecured debt that would be guaranteed under the TLGP, which is approximately $4.4 billion greater than the amount that the Company had initially believed the Banks would be eligible to issue as disclosed in its 2008 Q3 Form 10-Q. On December 8, 2008, AEBFSB agreed to issue the following amounts of senior unsecured debt guaranteed under the TLGP:


-----------------------   -----------------    -------------------------------
PRINCIPAL AMOUNT            MATURITY DATE                 COUPON
-----------------------   -----------------    -------------------------------
$750 million              December 10, 2010    1-month LIBOR + 85 basis points
$1.25 billion             December 9, 2011     1-month LIBOR + 98 basis points
$3.5 billion              December 9, 2011     3.15%

As previously disclosed, in October 2008 the Company launched a retail certificate of deposit (CD) program through the Banks. Sales of these CDs are targeted at depositors in amounts that fully qualify for FDIC deposit insurance protection. The Company has raised approximately $4.6 billion of funding under this program through December 5, 2008, with a weighted average maturity of 18 months and a weighted average interest rate of 3.4% per annum.

The amounts raised through the senior unsecured debt guaranteed under the TLGP and the CD program described above are being used to, among other things, satisfy the Company's approximately $3.6 billion of long-term debt obligations maturing during the three months ending December 31, 2008.

Also as the Company has previously disclosed, on November 10, 2008, the U.S. Federal Reserve approved the Company's application to become a bank holding company and to be regulated by the Federal Reserve.

The table below provides information regarding the Company's consolidated capital and certain capital ratios at September 30, 2008 (dollars in billions).


--------------- ------------- ------------- -------------- --------------- ------------ ---------------
TIER 1 CAPITAL     TOTAL         TIER 1         RISK           TIER 1        TIER 2         TOTAL
                  AVERAGE       LEVERAGE      WEIGHTED       RISK-BASED      CAPITAL      RISK-BASED
                   ASSETS        RATIO         ASSETS      CAPITAL RATIO                CAPITAL RATIO
--------------- ------------- ------------- -------------- --------------- ------------ ---------------
    $9.818        $129.372        7.6%        $112.963          8.7%         $1.468         10.0%

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

The table below provides certain capital ratios for AECB and AEBFSB at September 30, 2008.

----------------- -------------------------------- --------------------------------- ----------------------------------
                       TIER 1 LEVERAGE RATIO       TIER 1 RISK-BASED CAPITAL RATIO    TOTAL RISK-BASED CAPITAL RATIO
----------------- -------------------------------- --------------------------------- ----------------------------------
AECB                           11.7%                            12.8%                              14.3%
AEBFSB                         11.9%                            13.1%                              14.4%


FORWARD-LOOKING STATEMENTS

This report includes forward-looking statements, which are subject to risks and uncertainties. The words "will," "believe," "anticipate," "expect," "could," "would," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. American Express Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause the Company's actual results to differ materially from these forward-looking statements include, but are not limited to, the following: bankruptcies, restructurings, consolidations or similar events affecting the airline or any other industry representing a significant portion of the Company's billed business, including any potential negative effect on particular card products and services and billed business generally that could result from the actual or perceived weakness of key business partners in such industries; and the risks associated with the Company's agreements with Delta Air Lines including, among others, the Company's ability to benefit from the opportunities presented by the agreements across its co-brand, Membership Rewards, merchant services and travel businesses and counterparty risk associated with the Company's agreement to purchase $1 billion of Delta SkyMiles rewards points. A further discussion of these and other risks and uncertainties can be found in the reports of the Company filed with the U.S. Securities and Exchange Commission (including its annual report on Form 10-K for the fiscal year ended December 31, 2007 and its quarterly report on Form 10-Q for the three months ended September 30, 2008).



EXHIBIT

99.1    Press Release, dated December 9, 2008.


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

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERICAN EXPRESS COMPANY
                                          (REGISTRANT)

                                          By: /S/ STEPHEN P. NORMAN
                                             -------------------------
                                             Name:  Stephen P. Norman
                                             Title: Secretary

Date:   December 9, 2008


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

                                 EXHIBIT INDEX

Item No. Description
-------- -----------

99.1    Press Release, dated December 9, 2008.


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